EXHIBIT 10.4
AMENDMENT NUMBER FOUR TO THE GEORGIA-PACIFIC CORPORATION 1995 SHAREHOLDER VALUE INCENTIVE PLAN (As Amended and Restated Effective December 16, 1997)

          WHEREAS, pursuant to Section 5.1 of the Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan, as amended and restated effective December 16, 1997 (the "Plan"), the Board of Directors of Georgia-Pacific Corporation ("Board") has reserved the right to amend the Plan;

          WHEREAS, the Board desires to amend the Plan to provide that the Participant's Option exercise period shall be extended to include any period of employment with Plum Creek Timber Company, Inc. on and after the Effective Time under the Agreement and Plan of Merger by and among Plum Creek Timber Company, Inc., Georgia-Pacific Corporation and the Spincos (as defined therein) dated July 18, 2000;

NOW THEREFORE, the Board hereby amends the Plan as follows:
1. Section 3.3 of the Plan is amended by adding the following sentence to the end thereof:

"Notwithstanding the foregoing provisions or the terms of any Option Agreement, on and after the Effective Time as defined under the Agreement and Plan of Merger by and among Plum Creek Timber Company, Inc., Georgia-Pacific Corporation and the Spincos (as defined therein) dated July 18, 2000, a Participant's Option exercise period shall include any period of employment with Plum Creek Timber Company, Inc., provided that in no event shall such period extend beyond the 10th annivers